FOR IMMEDIATE RELEASE

Ferro Corporation Updates Investigation Findings

CLEVELAND, Ohio — April 21, 2005 — Ferro Corporation (NYSE: FOE) today provided an update on the progress of its Audit Committee’s investigation into inappropriate accounting entries (which included both irregular accounting entries and accounting mistakes) in the Company’s Polymer Additives business and related matters.

On January 18, 2005, following two initial investigatory phases by the Audit Committee’s independent investigators, Jones Day and Ernst & Young, the Company announced that its external audit firm, KPMG LLP, had requested that the investigators carry out certain additional procedures, including examination of certain electronic files. In addition, the Committee requested the investigation team to examine certain allegations that had been made by a former employee – the same employee who had been responsible for substantially all of the accounting irregularities in the Company’s Polymer Additives business – of accounting irregularities in a second business unit.

Conclusions of the Investigative Team

The investigators recently completed the additional procedures and, with respect to the third phase of the investigation, the investigators’ report to the Audit Committee concluded that:

•	The leadership of Ferro’s finance organization strives to apply generally accepted accounting principles and produce accurate financial records,

•	All of the individuals potentially responsible for irregular accounting entries either had resigned before the investigation started or have been terminated by the Company, and

•	The investigative team did not find evidence of a systemic or pervasive pattern or practice of managing earnings or conduct that constitutes illegal acts.

Nor did the investigation team’s previous conclusions change to the effect that:

•	Substantially all of the irregular entries were made by a subordinate divisional employee who has since left the Company, and

•	The irregular entries in question were made without any knowledge or involvement of senior management.

The total of all adjustments identified by the investigation team has not changed substantially from those announced by the Company in its press release on January 18, 2005. In that release the Company reported that the total of all prior-period adjustments, i.e., prior to the second quarter of 2004, was approximately $10.0 million of non-cash charges after tax.

As announced at the outset of the investigation, the potential irregularities were first identified by Ferro management and reported to the Audit Committee in early July 2004. The review has continued for more than nine months and has consumed approximately 8,500 hours of professional effort on the part of Jones Day and Ernst & Young. In arriving at their conclusions, Jones Day and Ernst & Young questioned more than 50 former and current Ferro employees, examined thousands of accounting entries spanning a four-year period, utilized advanced search-word filtering to screen hundreds of thousands of the Company’s internal electronic messages, read tens of thousands of emails, and undertook a detailed examination of hundreds of those messages.

At the conclusion of the third phase of the investigation, the investigative team did report to the Audit Committee that it had identified “isolated instances” of what could be considered as discussions of possible inappropriate accounting. The team concluded, however, that these discussions did not suggest a pervasive pattern or practice of managing earnings and did not evidence an intent to disguise or otherwise hide the true nature of accounting entries.

The team also identified some transactions that may have included errors in the timing of income or expense recognition and some entries for which the team could not identify sufficient documentary evidence to determine whether proper accounting treatment was applied. The investigative team concluded, again, that these entries did not represent a deliberate attempt to manage earnings and recommended that Company management and KPMG review these accounts to determine the appropriate accounting treatment. The investigation team noted that the amounts involved with these potentially inappropriate accounting entries did not appear “significant” in terms of the Company’s consolidated financial statements, other than one issue involving adjustment of a $700,000 customer rebate. (The adjusted rebate was fully reflected in the restated financial results previously announced by the Company on January 18, 2005.)

KPMG Requests More Investigation

Despite the findings and conclusions of the investigation, KPMG has advised the Audit Committee that KPMG has been unable to conclude at this time that the investigation was adequate for its purposes. KPMG has also advised the Committee that it believes further investigation is necessary to constitute a predicate for KPMG’s audit of the Company’s financial statements. KPMG has stated that there are a number of transaction entries identified by the investigative team that, in KPMG’s view, may require further accounting review, as well as emails with respect to which KPMG does not believe there has been sufficient explanation, corroboration or investigation. Finally, KPMG has expressed the view that the additional investigation work it proposes should be undertaken by “a new investigation team.”

Ferro’s Audit Committee has evaluated both KPMG’s position and the reports of its independent investigative team relating to the issues raised by KPMG. On the basis of that evaluation, the Committee believes it can rely in good faith on the judgments and conclusions of the independent investigators, as reflected in their reports, that additional investigation is neither necessary nor justified and that the only additional work that is necessary is routine audit examinations that fall outside the province of the investigation team.

Although the Committee continues to believe its reliance on the judgments and conclusions of Jones Day and Ernst & Young is justified, the Committee is endeavoring to find a way to respond to KPMG’s expressed concerns in such a way that KPMG will be able to complete its audit of the Company’s financial statements. To that end, the Audit Committee has decided to engage an independent firm specializing in investigations to review the original investigative team’s procedures and conclusions. That firm will start work immediately and is expected to complete its review within the next several weeks.

The Company continues to cooperate with the SEC and the Department of Justice in connection with the Government’s investigation of the matter.

Cautionary Note on Forward-Looking Statements

Certain statements contained in this press release and in future filings with the Securities and Exchange Commission reflect the Company’s expectations with respect to future performance and may constitute “forward-looking statements” within the meaning of federal securities laws. Pending completion of the restatement process, it is possible that additional adjustments of the current and prior period financial results could be identified. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and are beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include the following:

•	The possible outcomes of the restatement process that could result in additional adjustments of the financial results;

•	Current and future economic conditions in the United States and worldwide, including continuing economic uncertainties in some or all of the Company’s major product markets;

•	Continued access to capital, primarily in the United States capital markets, and any restrictions or encumbrances placed on the Company or its assets by current or future financing arrangements;

•	Changes in customer requirements, markets or industries the Company serves;

•	Changes in the prices of major raw materials or sources of energy;

•	Escalation in the cost of providing employee health care and pension benefits;

•	Risks related to fluctuating currency rates, changing legal, tax and regulatory requirements that affect the Company’s businesses and changing social and political conditions in the many countries in which the Company operates; and

•	Political or economic instability as a result of acts of war, terrorism or otherwise.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

About Ferro Corporation

Ferro Corporation is a leading producer of performance materials sold to a broad range of manufacturers serving diverse markets throughout the world. The Company has operations in 20 countries and reported sales of $1.6 billion in 2003. For more information on Ferro, visit the Company’s Web site at http://www.ferro.com or contact Thomas Gannon at 216-875-6205.

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